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                                                                     EXHIBIT 4.1




                            CENTURY BANCSHARES, INC.

                    FORM OF WARRANT CERTIFICATE FOR PURCHASE
                           OF SHARES OF COMMON STOCK

      THIS WARRANT CERTIFICATE MAY NOT BE TRANSFERRED BY THE HOLDER HEREOF PRIOR TO FEBRUARY 15, 1996 AND IS VOID AFTER 5:00 P.M. ON NOVEMBER 16, 1998.


Number of Warrants:__________                               Warrant No._________

         This Warrant Certificate certifies that, for value received,



is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Century Bancshares, Inc., a Delaware corporation ("Company"), at any time or from time to time after November 14, 1996 and on or before 5:00 p.m., Easternt Time, on November 16, 1998 ("Expiration Date"), one (1) share of fully paid and nonassessable Common Stock, $1.00 par value ("Common Stock"), of the Company at an exercise price of $5.75 per share, subject to adjustment as provided herein ("Exercise Price"), on the terms set forth herein. As used herein, the term "Warrant Issuance Date" shall mean November 14, 1995.

         1. EXERCISE OF WARRANTS. (a) At any time after November 14, 1996 and prior to the Expiration Date, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part by presentation and surrender of this Warrant Certificate at the office of the Company with the within contained Subscription Form duly completed and executed and accompanied by payment of the Exercise Price as then in effect by bank draft or cashier's check for the number of Warrants being exercised. If the holder of this Warrant Certificate at any time exercises less than all the Warrants evidenced by this Warrant Certificate, the Company shall issue to such holder a warrant certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate at the office of the Company and at the request of the holder, the Company will, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                 (b) To the extent that the Warrants evidenced by this Warrant Certificate have not been exercised on or before 5:00 p.m., Eastern Time, on November 16, 1998, such Warrants shall expire and the rights of the holder shall become void and of no effect.

         2. REPURCHASE OF WARRANT. (a) If and to the extent the Warrants evidenced by this Warrant Certificate have not theretofore been exercised in full in the manner contemplated by Section 1 hereof, such Warrants may be repurchased by the Company as a whole at any time on and
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after Friday, November 14, 1997 and prior to the Expiration Date, at the price of $.26 per Warrant (the "Warrant Call Price"). The Company shall have no obligation to establish a sinking fund in respect of the Warrants evidenced by this Warrant Certificate.

                 (b) The Company may exercise its right to repurchase the Warrants evidenced by this Warrant Certificate by mailing notice of its election to do so to the record holder of this Warrant Certificate (the "Warrant Call Notice") at least 30 but not more than 50 days prior to the date fixed for such repurchase (the "Warrant Call Date"). Each such notice shall specify (i) the Warrant Call Date, (ii) the Warrant Call Price, (iii) the place for payment and for delivering this Warrant Certificate and transfer instrument(s) in order to receive the Warrant Call Price, (iv) the number of Warrants to be repurchased, (v) the then effective Exercise Price, and (vi) that the right of the holder of the Warrants evidenced by this Warrant Certificate to exercise such Warrants shall terminate as to the Warrants specified in the Warrant Call Notice at the close of business on the Warrant Call Date (provided that no default by the Company in the payment of the applicable Warrant Call Price shall have occurred and be continuing on the Warrant Call Date). Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. In order to facilitate the repurchase of the Warrants, the Board of Directors of the Company may fix a record date for determination of holders of Warrants to be repurchased, which shall not be more than 60 days prior to the Warrant Call Date with respect thereto. If no record date is fixed by the Board of Directors, the record date shall be the date the Warrant Call Notice is mailed.

                 (c) The holder of any Warrants as to which the Company exercises its right contained in this Section 2 shall not be entitled to receive payment of the Warrant Call Price for such Warrants until such holder shall cause to be delivered to the place specified in the Warrant Call Notice given with respect thereto, the Warrant Certificate or Certificates evidencing the Warrant(s) with the within contained Transfer Form duly completed and sufficient to transfer such Warrants to the Company free of any adverse interest. No interest shall accrue on the Warrant Call Price.

                 (d) At the close of business on the Warrant Call Date for any Warrant, such Warrant shall (provided the Warrant Call Price of such Warrant has been paid or properly provided for) be deemed repurchased, shall cease to be outstanding and all rights of any person other than the Company in such Warrant shall be extinguished on the Warrant Call Date for such Warrant, except for the right to receive the Warrant Call Price, without interest, for such Warrant in accordance with the provisions of this Section 2, subject to applicable escheat laws.

                 (e) In the event that any Warrants evidenced by this Warrant Certificate shall be exercised prior to the Warrant Call Date, then (i) the Company shall not have the right to repurchase such Warrants and (ii) any funds which shall have been set aside for the payment of the Warrant Call Price for such Warrants shall be released to the Company immediately after such exercise.




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         3.      RESTRICTIONS ON TRANSFER.  This Warrant Certificate, the
Warrants evidenced hereby and the shares of Common Stock or other securities purchasable upon the exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, or under any state securities law (collectively, the "Acts"), in reliance on exemptions from the registration provisions thereof. The holder hereof acknowledges that this Warrant Certificate, the Warrants evidenced hereby and the Common Stock or other securities purchasable on the exercise of the Warrants may not be directly or indirectly sold, transferred or otherwise disposed of (i) prior February 15, 1996, or (ii) in violation of the provisions of the Acts. Any purported sale, transfer or other disposition of this Warrant Certificate, the Warrants evidenced hereby or the shares of Common Stock or other securities purchasable on exercise of the Warrants in violation of this provision shall be void and the Company shall not be required to recognize the same. Compliance with this provision is the responsibility of the holder. The Company shall deem and treat the registered holder of this Warrant Certificate as the true and lawful owner of the Warrants evidenced hereby for all purposes, any claims of another person to the contrary notwithstanding.

         4. ANTIDILUTIVE ADJUSTMENT. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Warrant Issuance Date. The number and kind of securities purchasable on the exercise of the Warrants evidenced by this Warrant Certificate, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                 (a) MERGERS, CONSOLIDATIONS AND RECLASSIFICATIONS. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants evidence by this Warrant Certificate at any time after the Warrant Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 4(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 4(b) applies] of outstanding securities issuable upon exercise of this Warrant), the holder of the Warrants evidenced by this Warrant Certificate shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants evidenced by this Warrant Certificate, in lieu of each share of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of Common Stock, other securities, money or other property issuable upon exercise of a Warrant as if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to such reclassification, change,





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consolidation or merger.  The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 4(a). The provisions of this subsection 4(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                 (b) SUBDIVISIONS AND COMBINATIONS. If the Company, at any time after the Warrant Issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time after the Warrant Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants evidenced by this Warrant Certificate shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                 (c) DIVIDENDS AND DISTRIBUTIONS. If the Company at any time after the Warrant Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the holder of a Warrant evidenced by this Warrant Certificate shall, without additional cost, be entitled to received upon any exercise of a Warrant evidenced by this Warrant Certificate, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

         5. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                 (a) During the period within which the Warrants evidenced by this Warrant Certificate may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrants evidenced by this Warrant Certificate, the number of shares of Common Stock issuable upon the exercise of such Warrants.





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                 (b)      The Company shall pay all expenses, taxes (other than
stock transfer taxes or charges) and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants evidenced by this Warrant Certificate.

                 (c) All Common Stock which may be issued upon exercise of the Warrants evidenced by this Warrant Certificate shall upon issuance be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

                 (d) All original issue taxes payable in respect of the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants evidenced by this Warrant Certificate shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificate representing shares of Common Stock in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

         6. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants evidenced by this Warrant Certficate shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants evidenced by this Warrant Certificate are limited to those expressed herein.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this _____ day of ___________________, 199__ by its President and Secretary, thereunto duly authorized.

                                        CENTURY BANCSHARES, INC.


                                        By:
                                           ----------------------------------
                                                Joseph S. Bracewell
                                                President
ATTEST:

-------------------------
William C. Oldaker
Secretary





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                               SUBSCRIPTION FORM
     [To be executed on exercise of the Warrants evidenced by this Warrant
                                 Certificate]

TO:      Century Bancshares, Inc.

         The undersigned, the holder of the Warrants evidenced by the attached Warrant Certificate, hereby irrevocably elects to exercise the purchase right evidenced by such Warrant Certificate for, and to purchase thereunder, __________ shares of Common Stock of Century Bancshares, Inc. and herewith makes payment of ______________________________________ ($_______________) for
those shares, and requests that the certificate representing those shares be issued in the name of _____________________ and delivered to ___________________________________, whose address is
___________________________________________.
 .
        Dated: __________               ________________________________________

                                        ________________________________________
                                        Signature(s) of Registered
                                        Holder(s) Note:  The above
                                        signature(s) must correspond with
                                        the name as written on the face of
                                        this Warrant Certificate in every
                                        particular, without alteration or
                                        enlargement or any change
                                        whatsoever.

--------------------------------------------------------------------------------
                                TRANSFER FORM
         [To be executed only upon transfer of the Warrants evidenced by this Warrant Certificate]

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________ the Warrants
represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________________ Attorney-in-Fact, to transfer same on the books of the Company with full power of substitution in the premises.

      Dated:____________

                                        _____________________________________

                                        _____________________________________
                                        Signature(s) of Registered
                                        Holder(s) Note:  The above
                                        signature(s) must correspond with
                                        the name as written on the face of
                                        this Warrant Certificate in every
                                        particular, without alteration or
                                        enlargement or any change
                                        whatsoever.

WITNESS:

_____________________________





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